Exhibit 5.1

[MORGAN, LEWIS & BOCKIUS LLP Letterhead]

December 21, 2017

L.B. Foster Company

415 Holiday Drive

Pittsburgh, PA 15220

Re:	L.B. Foster Company – Registration Statement on Form S-8

Relating to the L.B. Foster Company 401(k) and Profit Sharing Plan and the

L.B. Foster Company Savings Plan for Bargaining Unit Employees

Ladies and Gentlemen:

We have acted as counsel to L.B. Foster Company, a Pennsylvania corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering and sale of up to 2,000,000 shares of the Company’s common stock, par value $0.01 per share (collectively, the “Shares”), issuable under the L.B. Foster Company 401(k) and Profit Sharing Plan (1,900,000 Shares) and the L.B. Foster Company Savings Plan for Bargaining Unit Employees (100,000 Shares) (together, the “Plans”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Restated Certificate of Incorporation and Bylaws, as amended, and such other certificates, records, statutes and documents as we have deemed appropriate for purposes of the opinion set forth herein. As to matters of fact, we have relied on representations of officers of the Company.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Pennsylvania Business Corporation Law of 1988, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP